Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Vasant Prabhu, the Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify that (i) the Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.
/s/ Vasant Prabhu
Vasant Prabhu
Chief Financial Officer
Starwood Hotels & Resorts Worldwide, Inc.
November 4, 2005